Gamma Pharmaceuticals Inc Holds Special Shareholders Meeting

Las Vegas, Nevada, July 11, 2011 – On July 9, 2011, Gamma Pharmaceuticals, Inc. (NASDAQ: GMPM.PK), (“Gamma” or the “Company”,) held a Special Shareholders Meeting (the “Meeting”) as disclosed in the Company’s press release dated June 21, 2011.  The June 21, 2011 press release invited shareholders to attend in person or by a special telephone link.  The meeting was held at the Bellagio Resort, Las Vegas NV.    The agenda for the meeting consisted of a management presentation by the Company’s CEO and CFO and an opportunity for Company’s current investors to ask questions.  The meeting was attended by Company’s investors and a telephone line was made available to those were unable to attend in person. Management’s presentation consisted of an operational and financial review of the past four years and outlined a plan to move the Company forward in the months and years ahead.  The Meeting was informational only and no shareholder vote was taken on any issue. The principal operational highlight was the announcement that Gamma Gel product was now in the process of going on the shelves of a major Pharmacy chain in the New York metropolitan area. The financial review provided a general summary of cash expenditures versus money raised from investors, of which approximately $4,000,000 had been invested to date in the business.  As the Company’s last Form 10-Q filing with the Securities and Exchange Commission was for the quarter ending September 30, 2009, certain financial information was disclosed subsequent to the Company's last Form 10-Q filing.  Specifically, the Company had arranged for a $150,000 revolving off-balance sheet factoring line with an existing investor to fund Company inventory and accounts receivable.  Approximately $30,000 had been drawn down on this line so far to pay for product manufacturing and shipping.  In addition, a Term Sheet has been arranged with an investor group for $1,400,000 in convertible debt financing.  Upon closing of this facility, it is intended that the first $200,000 will be used to bring current the Company’s SEC filings, with the remainder of the line to be used to provide working capital.  Management stressed the fact that financing was now available to begin to bring the Company’s products to market, and that Management and investors should be more interested in results on a monthly and quarterly basis than on longer range financial forecasts.  The Company undertook to host conference calls or webinars on a more frequent basis so that shareholders, potential investors and market participants will have greater visibility into the Company on a regular basis.  The Company also provided samples products to those attending the meeting.  Those wishing additional information on the Meeting may contact the Company’s CFO, Joseph Cunningham at jcunningham@gammapharma.com or at (651) 204-2048.

About Gamma Pharmaceuticals Inc

Gamma Pharmaceuticals, Inc., (www.gammapharma.com) is a marketing and product formulation company selling its own branded products through wholesalers and direct to retailers, both in the US and internationally.  Gamma’s core focus is the marketing and sale of vitamins and nutriceuticals, OTC pharmaceutical products and personal care products in the United States.   Branded nutritional supplements are sold under the trademarks Brilliant Choice™ nutritional supplements featuring the call to action “You’ve made a brilliant choice for your nutrition;”  SAVVY™  adult nutritional supplements featuring the call to action, “Be SAVVY Stay Healthy;” and, Gamma Energy Products™ a high performance supplements featuring the call to action, “Get your Gamma On.”  Gamma’s customer focus is on selling products in the Lifestyle of Health & Sustainability ("LOHAS") marketplace and in the Energy Supplement Market.  A series of innovative marketing programs supports Gamma’s product sales and retail partners.

At present Gamma manufactures in North America, and distributes in the United States.  Gamma’s products utilize proprietary “Gel Delivery Technology®”, to create innovative gel product forms; that give consumers a more pleasant experience.  Gel Delivery Technology® characteristics include rapid absorption, convenience and taste great.  Market categories Gamma targets are growing as rapidly as 60% per year.  Gamma has developed formulas and strategies for Metabolic Syndrome and Diabetes Type II, Stress Reduction, Cognition, Well being, Menopause Symptoms and Personal Care Products. Gamma also develops and manufactures house brands for major retailers.  At this time, Gamma has a total of 36 SKU’s and holds licenses for 9 SKUs in China.

Forward-Looking Statements: This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this Press Release regarding any impact the quotation of the Company’s stock has on the Pink Sheets or the lack thereof on the OTCBB, and any other effects of the above are forward-looking statements. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Contact: Gamma Pharmaceuticals Inc
Joe Cunningham, CFO (jcunningham@gammapharma.com)

Direct:  (651) 204 2048
Office:  (702) 989 5262